AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2007

REGISTRATION NO. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AMERICAN WOODMARK CORPORATION

(Exact name of Registrant as specified in its charter)

VIRGINIA -------------------------------- (State or other jurisdiction of incorporation or organization)	54-1138147 ------------------------ (I.R.S. Employer Identification No.)

3102 SHAWNEE DRIVE, WINCHESTER, VA 22601
(540) 665-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AMERICAN WOODMARK CORPORATION INVESTMENT
SAVINGS STOCK OWNERSHIP PLAN

(Full Title of Plan)

James J. Gosa
Chairman and Chief Executive Officer

American Woodmark Corporation
3102 Shawnee Drive
Winchester, VA 22601
(540) 665-9100

(Name, address, including zip code, and telephone number, including area, code, of agent for service)

Copies to: R. Gordon Smith
McGuire Woods LLP
One James Center
901 East Cary Street
Richmond, VA 23219
(804) 775-4347

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed aggregate offering price(3)	Amount of registration fee
American Woodmark Corporation Common Stock, no par value per share	1,370,000	$37.52	$51,402,400	$1,578.06

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price, and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933. Accordingly, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the NASDAQ Global Select Market on March 23, 2007, which is a specified date within five business days prior to the original date of filing of this registration statement.
(3)	Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933.

EXPLANATORY NOTE

        This Registration Statement on Form S-8, filed by American Woodmark Corporation, a Virginia corporation (the “Registrant”), registers 1,370,000 shares of its Common Stock, no par value per share, authorized and reserved for issuance under the American Woodmark Corporation Investment Savings Stock Ownership Plan (the “Plan”).

        This Registration Statement also registers an indeterminate number of interests in the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

        Not required to be filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

        Not required to be filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

        The following documents previously filed by the Registrant and the Plan with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant's Annual Report on Form 10-K (File No. 000-14798) filed with the Commission on July 12, 2006 for the fiscal year ended April 30, 2006;
(b)	The Registrant's Quarterly Reports on Forms 10-Q (File No. 000-14798) filed with the Commission (i) on September
   1, 2006 for the fiscal quarter ended July 31, 2006; (ii) on December 6, 2006 for the fiscal quarter ended October
31, 2006; and (iii) on March 5, 2007 for the fiscal quarter ended January 31, 2007;
(c)	The Registrant's Current Reports on Forms 8-K (File No. 000-14798) filed with the Commission (i) on May 30, 2006
   (dated May 30, 2006); (ii) July 14, 2006 (dated July 10, 2006); (iii) July 17, 2006 (dated July 17, 2006); (iv)
   August 24, 2006 (dated August 24, 2006); (v) August 28, 2006 (dated August 28, 2006); (vi) November 17, 2006
   (dated November 17, 2006); (vii) November 20, 2006 (dated November 20, 2006); and (viii) March 1, 2007 (dated
February 28, 2007); and
(d)	The description of the Registrant's Common Stock, contained in the Registrant's Registration Statement on Form
  8-A (File No. 000-14798) filed with the Commission on July 15, 1986 under Section 12 of the Securities Exchange
Act of 1934.

        Each document or report subsequently filed by the Registrant and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.    Description of Securities

        Not applicable.

Item 5.    Interests of Named Experts and Counsel

        Not applicable.

Item 6.    Indemnification of Officers and Directors

        Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit, or proceeding by reason of the fact that he or she is, or was, a director, officer, employee, or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

        The Registrant’s Amended Articles of Incorporation provide for mandatory indemnification of its current and former directors and officers against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Registrant itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or a knowing violation of the criminal law.

        The Registrant has purchased directors’ and officers’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Registrant and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Registrant and (2) the Registrant to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

        The above discussion of the Virginia Stock Corporation Act and of the Registrant’s Amended Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by such statutes and Amended Articles of Incorporation.

Item 7.    Exemption from Registration Claimed

        Not applicable.

Item 8.     Exhibits

Exhibit Number		Description	Incorporation by Reference
4.1		Amended Articles of Incorporation of the Registrant	(1)
4.2	(a)	Bylaws of the Registrant, as amended	(2)
4.2	(b)	Amendment to Bylaws of the Registrant	(3)
5.1		Opinion regarding legality of shares of Registrant's Common Stock	(4)
5.2		IRS Determination Letter	(4)
23.1		Consent of Ernst & Young LLP	(4)
23.2		Consent of KPMG LLP	(4)
23.3		Consent of McGuire Woods LLP	(5)
24.1		Power of Attorney	(6)

(1)

Incorporated herein by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-14798) filed with the Commission on September 9, 2004 for the fiscal quarter ended July 31, 2004.

(2)

Incorporated herein by reference from Exhibits 3.2(a)-(f) to the Registrant’s Annual Report on Form 10-K (File No. 000-14798) filed with the Commission on July 14, 2004 for the fiscal year ended April 30, 2004.

(3)	Incorporated herein by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K Q (File No. 000-14798) filed with the Commission on May 2, 2005 (dated May 2, 2005).

(4)	Filed herewith.

(5)	Contained in the Opinion filed as Exhibit 5.1.

(6)	The Power of Attorney is contained within the Registrant’s signature page below.

Item 9.     Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	to include any material information with respect to the plan of distribution not disclosed previously in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on March 28, 2007.

AMERICAN WOODMARK CORPORATION. By: /s/James J. Gosa James J. Gosa Chairman and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned directors and officers of American Woodmark Corporation, do hereby constitute and appoint James J. Gosa and Jonathan H. Wolk, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2007.

Signature	Title(s)
/s/James J. Gosa
James J. Gosa

/s/Kent B. Guichard
Kent B. Guichard

/s/Jonathan H. Wolk
Jonathan H. Wolk

/s/William F. Brandt. Jr
William F. Brandt, Jr

/s/Daniel T. Carroll
Daniel T. Carroll

/s/Martha M. Dally
Martha M. Dally

/s/James G. Davis
James G. Davis

/s/Neil P. DeFeo
Neil P. DeFeo

/s/Kent J. Hussey
Kent J. Hussey

/s/G. Thomas McKane
G. Thomas McKane

/s/Carol B. Moerdyk
Carol B. Moerdyk

/s/Daniel T. Hendrix
Daniel T. Hendrix	Chairman and Chief Executive Officer
(Principal Executive Officer)

President, Chief Operating Officer and
Director

Vice President and Chief Financial Officer
(Principal Financial Officer)

Director

Director

Director

Director

Director

Director

Director

Director

Director

PLAN SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the American Woodmark Corporation Investment Savings Stock Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on March 28, 2007.

AMERICAN WOODMARK CORPORATION INVESTMENT SAVINGS STOCK OWNERSHIP PLAN By: /s/Glenn Eanes Glenn Eanes AWSOP Plan Committee Chair

AMERICAN WOODMARK CORPORATION

EXHIBIT INDEX

Exhibit Number		Description	Incorporation by Reference
4.1		Amended Articles of Incorporation of the Registrant	(1)
4.2	(a)	Bylaws of the Registrant, as amended	(2)
4.2	(b)	Amendment to Bylaws of the Registrant	(3)
5.1		Opinion regarding legality of shares of Registrant's Common Stock	(4)
5.2		IRS Determination Letter	(4)
23.1		Consent of Ernst & Young LLP	(4)
23.2		Consent of KPMG LLP	(4)
23.3		Consent of McGuire Woods LLP	(5)
24.1		Power of Attorney	(6)

(1)

Incorporated herein by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-14798) filed with the Commission on September 9, 2004 for the fiscal quarter ended July 31, 2004.

(2)

Incorporated herein by reference from Exhibits 3.2(a)-(f) to the Registrant’s Annual Report on Form 10-K (File No. 000-14798) filed with the Commission on July 14, 2004 for the fiscal year ended April 30, 2004.

(3)	Incorporated herein by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K Q (File No. 000-14798) filed with the Commission on May 2, 2005 (dated May 2, 2005).

(4)	Filed herewith.

(5)	Contained in the Opinion filed as Exhibit 5.1.

(6)	The Power of Attorney is contained within the Registrant’s signature page below.